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                                  EXHIBIT 10.1

                Amendment of Nonstatutory Stock Option Agreement
                dated as of June 4, 1996, by and between Marcum
                Natural Gas Services, Inc. and John T.  Moore.
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                                   AMENDMENT
                                       OF
                      NONSTATUTORY STOCK OPTION AGREEMENT

         THIS AMENDMENT OF NONSTATUTORY STOCK OPTION AGREEMENT ("Amendment") is made and entered into as of the 4th day of June, 1996, by and between Marcum Natural Gas Services, Inc., a Delaware corporation (the "Company"), and John T. Moore (the "Optionee").

                                   WITNESSETH

         WHEREAS, on September 25, 1992, the Company granted to the Optionee an option (the "Option") to purchase 100,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company at an exercise price of $2.75 per share (the "Exercise Price"), pursuant to a Nonstatutory Stock Option Agreement (the "Agreement"); and

         WHEREAS, on June 4, 1996, the stockholders ratified the authorization by the Board of Directors to reduce the Exercise Price to $1.59, which was the last sale price of the Common Stock as reported on the Nasdaq Stock Market on March 8, 1996, the date the Board of Directors authorized the repricing;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         Section 1. Amendment of Exercise Price. Section 1 of the Agreement is hereby amended by deleting the phrase "$2.75 per share" and replacing it with "$1.59 per share", effecting a reduction in the Exercise Price to $1.59 per share of Common Stock.

         Section 2. Effect of Amendment. Except as and to the extent modified by this Amendment, the Agreement shall remain in full force and effect in all respects.

         Section 3. Effectiveness of Amendment. This Amendment shall become effective as of June 4, 1996. From and after such date any reference to the Agreement shall mean the Agreement as modified by this Amendment, and the term "this Agreement," "herein," "hereof" or the like shall mean the Agreement as modified by this Amendment.

         Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

         Section 5. Counterparts. This Amendment may be executed in any number of counterparts, including counterparts signed by less than all parties hereto, each of which, when executed, shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same agreement.
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   COMPANY:

                                   MARCUM NATURAL GAS SERVICES, INC.




                                   By:   /s/ W. Phillip Marcum
                                      ----------------------------------------
                                      W. Phillip Marcum, President



                                   OPTIONEE:



                                        /s/ John T. Moore
                                   ------------------------------------------
                                   John T. Moore